EXHIBIT 4.1


                VOTING, LOCKUP AND REGISTRATION RIGHTS AGREEMENT

     THIS VOTING, LOCKUP AND REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into as of May__, 2000, by and among MDSI Mobile Data Solutions Inc., a Canadian corporation ("MDSI"), and the undersigned shareholder
(hereinafter the "Shareholder") of Connectria Corporation, a Missouri corporation (the "Company").

     WHEREAS, the Company, MDSI Acquisition Corporation, a wholly owned subsidiary of MDSI ("Merger Sub") and MDSI have entered into an Agreement and Plan of Reorganization (the "Reorganization Agreement"), which provides for the merger of Merger Sub with and into the Company. Pursuant to the Merger, all outstanding capital stock of the Company shall be converted into the right to receive common shares of MDSI ("MDSI Common Shares"), as set forth in the Reorganization Agreement; and

     WHEREAS, Shareholder is the beneficial owner (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of such number of shares of the outstanding capital stock of the Company and/or shares subject to outstanding options as is indicated on the signature page of this Agreement; and

     WHEREAS, in consideration of the execution of the Reorganization Agreement by MDSI, Shareholder (in his or her capacity as such) agrees to vote the Shares (as defined below) and such other shares of capital stock of the Company over which Shareholder has voting power, if any, so as to facilitate consummation of the Merger;

     NOW, THEREFORE, intending to be legally bound, the parties hereto agree as follows:

     1. Certain Definitions. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement. For purposes of this
Agreement:

          (a) "Commission" means the United States Securities and Exchange Commission and any successor federal agency having similar powers.

          (b) "Registrable Securities" means any and all MDSI Common Shares issued that have not been sold or registered for sale under the Securities Act and which shares have been obtained by the Shareholder in exchange for Company Shares pursuant to the Reorganization Agreement.

          (c) "Registration Expenses" shall mean all expenses incurred by MDSI in complying with Section 2 of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of legal counsel for MDSI, fees and disbursements of one special legal counsel for the selling Shareholders, exchange listing fees, NASD fees, blue sky fees and expenses, and the expense of any financial audits incident to or required by any such registration (but excluding the compensation of regular employees of MDSI, which shall be paid in any event by MDSI).

          (d) "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor or similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

          (e) "Selling Expenses" shall mean all underwriting fees, discounts, selling commissions and stock transfer taxes applicable to the Registrable Securities registered by the Shareholders.

          (f) "Shares" shall mean: (i) all securities of the Company (including all shares of Company common stock and all options, warrants and other rights to acquire shares of Company common stock or preferred stock) owned by Shareholder as of the date of this Agreement; and (ii) all additional securities of the Company (including all additional shares of Company common stock and all additional options, warrants and other rights to acquire shares of Company common stock) of which Shareholder acquires ownership during the period from the date of this Agreement through the Expiration Date.

          (g) "Transfer" A person shall be deemed to have effected a "Transfer" of a security if such person directly or indirectly: (i) sells, pledges, encumbers, grants an option with respect to, transfers or




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     disposes of such security or any interest in such security;  or (ii) enters into an agreement or commitment providing for the sale of, pledge of, encumbrance of, grant of an option with respect to, transfer of or disposition of such security or any interest therein.

     2.   Registration Rights under the Securities Act.

          (a) Demand Registration Rights.

               (i) At anytime after the Effective  Time, upon receipt by MDSI of a written request therefor from the Shareholder delivered on or before the first anniversary of the Effective Time, MDSI shall use commercially reasonable efforts to prepare and file with the Commission as soon as practicable (the date of such filing being hereinafter referred to as the "Filing Date"), a "shelf" registration statement on Form F-3 or Form S-3, the choice of which such form shall be in MDSI's sole discretion, (or, in MDSI 's sole discretion, on any appropriate form under the Securities Act as may then be available to MDSI ) relating to the resale of up to twenty percent (20%) of the Registrable Securities held by the Shareholder as of the Effective Time, such number of Registrable Securities to be reduced by the number of MDSI Common Shares sold by the Shareholder prior to the effective date of such registration statement) in accordance with the methods of distribution set forth in such registration statement (which shall not include, without the consent of MDSI (which may be granted or withheld in MDSI 's sole discretion) an underwritten offering) and Rule 415 under the Securities Act (hereafter, the "Shelf Registration Statement"), and shall use commercially reasonable efforts to cause the Shelf Registration Statement to be declared effective by the Commission as soon as reasonably practicable thereafter.

               (ii) MDSI shall be obligated to prepare, file and cause to be effective only one (1) Shelf Registration Statement pursuant to
          Section 2(a)(i).

               (iii) MDSI agrees to use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective for ninety
          (90) days or until the distribution described in the Shelf Registration Statement has been completed, whichever period is shorter, provided that the period for which the Shelf Registration Statement is to be kept effective shall be extended by one day for every day sales of securities pursuant to the Shelf Registration Statement are suspended pursuant to Section 2(a)(iv) hereof.

               (iv) Without limiting the provisions of Section 2(a)(iii), the Shareholder agrees, if so requested by MDSI, not to effect any offer or sale of MDSI Shares pursuant to the Shelf Registration Statement, or otherwise, or engage in any hedging or other transaction intended to reduce or transfer the risk of ownership for any period deemed necessary (x) by MDSI or any underwriter in connection with any registered offering of MDSI Common Shares; provided however, that such period shall not be in excess of 180 days after the effective date of such registration statement or such shorter period as may be applicable to directors and executive officers at MDSI with respect to such offering or (y) by MDSI in connection with any proposal or plan by MDSI to engage in any material financing or material acquisition or disposition by MDSI or any subsidiary thereof of the capital stock or substantially all the assets of any other person (other than in the ordinary course of business), any tender offer or any merger, consolidation, corporate reorganization, strategic partnership arrangement or restructuring or other similar transaction (each, a "Business Combination") material to MDSI and its subsidiaries taken as a whole; provided, however, that any such period shall not be in excess of 120 days. Any period within the Effective Period during which MDSI fails to keep the Shelf Registration Statement effective and usable for resales of MDSI Common Shares, or requires pursuant to this Section 2(a)(iv) that the Shareholder not effect sales of MDSI Common Shares pursuant to the Shelf Registration Statement, is hereafter referred to as a "Suspension Period". A Suspension Period shall commence on the date set forth in a written notice by MDSI to the Shareholder that the Shelf Registration Statement is no longer effective or that the prospectus included in the Shelf Registration Statement is no longer usable for resales of MDSI Shares or, in the case of a suspension pursuant to this Section 2(a)(iv) the date specified in the notice delivered by MDSI



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          pursuant to this Section 2(a)(iv), and shall end on the date when each
          Shareholder  covered  by  the  Shelf  Registration   Statement  either
          receives  the  copies  of  the  supplemented  or  amended   prospectus
          contemplated by Section 2(c)(ii) or is advised in writing by MDSI that use of the prospectus or sales may be resumed. The undersigned
          Shareholder also agrees that (i) in the event that any Registrable Securities held by the Shareholder are registered by MDSI pursuant to this Agreement, the Shareholder will not effect any offer or sale of MDSI Common Shares, except pursuant to an effective registration statement filed pursuant to Section 2(a) or (b) hereof, prior to the twelve month anniversary of the Effective Time and (ii) at any time such Shareholder is an employee, consultant or a director of MDSI, such Shareholder will be subject to and comply with the policies of MDSI regarding purchases and sales of MDSI Common Shares copies of which have been provided to the Shareholder in connection with this Agreement. The Shareholder acknowledges that such policy may be changed by MDSI from time to time.

          (b) Piggyback Registration Rights.

               (i) Each time MDSI shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities by it or any of its security holders (other than a registration statement on Form S-8, Form S-4 or other limited-purpose form), MDSI will give written notice of their determination to the Shareholder. Upon the written request of the Shareholder given within thirty (30) days after the date of mailing of any such notice from MDSI, MDSI will, except as herein provided, cause up to twenty percent (20%) of the Registrable Securities held by the Shareholder (less the number of MDSI Common Shares sold by the Shareholder pursuant to any registration statement), the registration of which is requested to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the Shareholder to be so registered; provided, however, that nothing herein shall prevent MDSI from, at any time, with or without notice, abandoning or delaying any registration.

               (ii)  If any  registration  pursuant  to  this  Section  2(b)  is underwritten in whole or in part, MDSI may require that the Registrable Securities included in the registration be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of the Public Offering, the inclusion of all of the Registrable Securities originally covered by requests for registration would reduce the number of shares to be offered by MDSI or interfere with the successful marketing of the shares offered by MDSI, the number of Registrable Securities to be included in the Offering may be reduced pro rata among the holders of all Registrable Securities proposed to be included in the registration, in the proportion that the number of MDSI Common Shares held by each holder proposing to include MDSI Common Shares in the registration statement bears to the total number of common shares held by all such holders. MDSI does hereby represent that, other than as provided in this Agreement, there are no holders of shares of capital stock of MDSI that have any registration rights superior to those of the Registrable Securities. MDSI hereby covenants that it shall not grant any person registration rights with respect to shares of capital stock of MDSI that are superior to the rights of the Holders hereunder.

          (c) Registration Procedures. If and whenever MDSI is required by the provisions of Sections 2(a) and 2(b) to effect the registration of Registrable Securities under the Securities Act, MDSI will use commercially reasonable efforts to effect the registration and sale of such Registrable Securities in accordance with such reasonable methods of disposition as may be specified in writing by the Shareholder participating therein. Without limiting the foregoing, MDSI in each such case will, as expeditiously as is commercially reasonable:

               (i) cause the registration statement and the related prospectus and any amendment or supplement thereto, as of the effective date of the registration statement, or such amendment or supplement, (A) to comply in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission promulgated under the Securities Act and (B) not to contain any untrue statement of a material fact or omit to state a material fact



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          required  to be stated  therein or  necessary  to make the  statements
          therein  in  the  light  of  all  the  facts  and   circumstances  not
          misleading;

               (ii) promptly prepare and file with the Commission such amendments and supplements to the registration statement and the prospectus used in connection with the registration statement as may be necessary to keep the registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the registration statement until the earlier of such time as all such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the Shareholder or shareholders thereof set forth in the registration statement (which shall not include, without the consent of MDSI (which may be granted or withheld in MDSI's sole discretion) an underwritten offering) or a date calculated as described in Section 2(a)(iii) hereof; provided that if the Board of Directors of MDSI in its judgment determines that amending the registration statement or supplementing the prospectus would require disclosure of information at a time that would be detrimental to MDSI, then notwithstanding this Section 2(c)(ii) MDSI may defer such amendment or supplement for up to 120 days, provided that: (a) MDSI shall not use such right of deferral with respect to any registration statement for more than an aggregate of 120 days in any 12-month period; and (b) the number of days MDSI is required to keep the registration statement effective shall be extended by the number of days for which MDSI shall have used such right of deferral;

               (iii) furnish to the Shareholder one conformed copy of the registration statement and of each such amendment and supplement thereto (in each case including all exhibits) and one of each document incorporated by reference therein and such number of copies of the prospectus included in the registration statement (including any summary prospectus);

               (iv) use its best efforts to register or qualify all Registrable Securities and other securities covered by the registration statement under such securities or Blue Sky laws of the states of the United States as each Shareholder shall reasonably request, to keep such registration or qualification in effect for so long as the registration statement remains in effect (subject to the limitations in Section 2(a)), except that MDSI shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction in which it is not and would not, but for the requirements of this Section 2(c)(iv), be obligated to be so qualified, or to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

               (v) immediately notify the Shareholder, at any time when a prospectus or prospectus supplement relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, which untrue statement or omission requires amendment of the registration statement or supplementation of the prospectus, and (subject to Section 2(a)(iv) and Section 2(c)(ii) hereof) promptly thereafter prepare and furnish to such Shareholder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the facts and circumstances then existing; provided, however, that the Shareholder agrees that such Shareholder will not sell any Registrable Securities pursuant to the registration statement during the time that MDSI is preparing and filing with the Commission a supplement to or an amendment of such prospectus or registration statement;

               (vi) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission; and



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               (vii)  provide and cause to be  maintained  a transfer  agent and registrar for all Registrable Securities covered by the registration statement from and after a date not later than the effective date of the registration statement and cause all such Registrable Securities to be listed on such national securities exchange or automated system on which the class of Registrable Securities is then listed.

         The Shareholder shall furnish to MDSI such information regarding such Shareholder and the distribution of such Registrable Securities as MDSI may from time to time reasonably request in connection therewith, and if the Shareholder fails to do so within a reasonable time after MDSI requests such information, MDSI may exclude such Shareholder's Registrable Securities from such registration.

          (d) Transfer of Registration Rights. The rights of Shareholder under this Agreement may not be transferred except (i) to a transferee who is the heir of Shareholder, the personal representative of Shareholder's estate or a revocable trust voluntarily established by such Shareholder primarily for his benefit, and (ii) by Shareholder to any Affiliate of Shareholder to which any of the shares owned by Shareholder are transferred; provided, however, that (x) MDSI is given written notice by such Shareholder at the time of such assignment and transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being assigned and transferred, and (y) the transferee executes such documents as MDSI may request evidencing the transferee's agreement to be bound by the restrictions herein.

          (e) General Indemnification. In connection with any registration or qualification of the Registrable Securities under this Agreement (i) MDSI shall indemnify and hold harmless the Shareholder, including but not limited to each person or entity, if any, who controls the Shareholder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, liabilities and expenses (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) to which the Shareholder or such controlling person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as the same arise out of or are based upon or are caused by any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus (as amended or supplemented if MDSI shall have furnished any amendments or supplements thereto) furnished pursuant to this Agreement or insofar as the same arise out of are based upon or are caused by any omission or alleged omission to state therein a material fact require to be stated therein or necessary to make the statement therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are ultimately determined to have arisen out of or were based upon or were caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon written information furnished to MDSI by or on behalf of Shareholder or any such control person for inclusion in any registration statement or prospectus (and any amendments or supplements thereto); provided, however, that MDSI shall not be liable in any such case to the extent that any such losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission in the final prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the final prospectus and such Shareholder thereafter fails to deliver such final prospectus as so amended or supplemented prior to or concurrently with the sale of the Registrable Securities covered by the registration statement to the person asserting such losses after MDSI had furnished such Shareholder with a sufficient number of copies thereof in a manner and at a time sufficient to permit delivery of the same by such Shareholder, and (ii) Shareholder shall indemnify MDSI, its affiliates, any person who signed any registration statement, and their respective officers, directors and control persons against all such losses, claims, damages, liabilities and expenses
     (including but not limited to reasonable expenses incurred in investigating, preparing and defending against any claim) insofar as the same arise out of or are based upon or are caused by any such untrue statement or alleged untrue statement or any such omission or alleged omission based on written information furnished to MDSI by or on behalf of such Shareholder or any such control person for the inclusion in any registration statement or prospectus (and any amendments or supplements thereto).

          (f) Notice of, and Procedures for, Collecting Indemnification. Promptly upon receipt by a party indemnified under this Agreement of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying



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     party  under  this  Agreement,  such  indemnified  party  shall  notify the indemnifying party in writing of the commencement of such action, but the failure to so notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Agreement unless such failure shall materially and adversely affect the defense of such action. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and reasonably satisfactory to such indemnified party. The indemnified party shall have the right to employ separate legal counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable expenses incurred in investigating, preparing and defending against any claim) shall be paid by the indemnified party unless (a) the indemnifying party agrees to pay the same, (b) the indemnifying party fails to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (in such case the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party), or (c) the named parties to any such action (including any impleaded parties) have been advised by such counsel that representation of such indemnified party and the indemnifying party by the same counsel would be inappropriate under
     applicable   standards   of   professional   conduct  (in  which  case  the
     indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party). In the event that either of the circumstances described in clauses (b) and (c) of the sentence immediately preceding shall occur, the indemnified party shall have the right to select a separate counsel and to assume such legal defense and otherwise to participate in the defense of any such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. No indemnifying party shall be liable for any settlement entered into with its consent, which consent shall not be unreasonably withheld or delayed.

     3. Agreement to Vote Shares. At every meeting of the shareholders of the Company called, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company, the undersigned Shareholder (in his or her capacity as such) shall cause the Shares to be voted in favor of approval of the Reorganization Agreement and the Merger; in favor of each of the other transactions contemplated by the Reorganization Agreement; in favor of any matter that could reasonably be expected to facilitate the Merger; and against any matter that is inconsistent with the prompt consummation of the Merger and other transactions contemplated by the Reorganization Agreement.

     4. Irrevocable Proxy. Concurrently with the execution of this Agreement, Shareholder agrees to execute and deliver to MDSI a proxy in the form attached hereto as Exhibit A (the "Proxy"), which shall be irrevocable to the fullest extent permissible by law, with respect to the Shares.

     5. Representations and Warranties of the Shareholder. Shareholder (a) is the sole beneficial owner of the Shares and the options and warrants to purchase Shares indicated on the final page of this Agreement, free and clear of any liens, claims, options, rights of first refusal (except as may be held by the Company), co-sale rights, charges or other encumbrances; and (b) has full power and authority to make, enter into and carry out the terms of this Agreement and the Proxy.

     6. Additional Documents. Shareholder (in his or her capacity as such) hereby covenants and agrees to execute and deliver any additional documents necessary or desirable, in the reasonable opinion of MDSI, to carry out the intent of this Agreement.

     7. Consent and Waiver. Shareholder (not in his capacity as a director or officer of the Company) hereby gives any consents or waivers that are reasonably required for the consummation of the Merger under the terms of any agreements to which Shareholder is a party or pursuant to any rights Shareholder may have.

     8. Legending of Shares. If so requested by MDSI, Shareholder agrees that the Shares shall bear a legend stating that they are subject to this Agreement and to an irrevocable proxy. Shareholder agrees that Shareholder shall not Transfer the Shares without first having the aforementioned legend affixed to the certificates representing the Shares.

     9. Miscellaneous.

          (a) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, then the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

          (b) Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but, except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by either of the parties without prior written consent of the other.

          (c) Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

          (d) Waiver. No waiver, alteration or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by the parties hereto. No failure or delay by any party in executing any right, power or privilege hereunder shall operate as a waiver hereof, nor shall any single or partial exercise hereof preclude any other or future exercise hereof or the exercise of any other right, power or privilege hereof.

          (e) Specific Performance; Injunctive Relief. The parties hereto acknowledge that MDSI shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to MDSI upon any such violation, MDSI shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to MDSI at law or in equity.

          (f) Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given to a party if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to such party at his, her, or its address set forth below (or at such other address for a party as shall be specified by like notice):

     If to MDSI:                  MDSI Mobile Data Solutions Inc.
                                  10271 Shellbridge Way
                                  Richmond, British Columbia  V6X 2WB
                                  Attention:  Glen Kumoi, General Counsel
                                  Telephone:  (604) 207-6000
                                  Facsimile:   (604) 207-6060

     With a copy to:              Dorsey & Whitney LLP
                                  U.S. Bank Centre
                                  1420 Fifth Avenue, Suite 3400
                                  Seattle, WA  98101
                                  Attention:  Randal R. Jones
                                  Telephone:  (206) 903-8800
                                  Facsimile:  (206) 903-8820

     If to Shareholder:           To the address for notice set forth on
                                  the signature page hereof.

          (g) Governing Law. The laws of the State of Missouri shall govern this Agreement, without reference to rules of choice of law or conflicts of laws.

          (h) Entire Agreement. This Agreement and the Proxy contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

          (i) Effect of Headings. The Section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

          (j) Facsimile; Counterparts. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

                               [SIGNATURE PAGE TO
                VOTING, LOCKUP AND REGISTRATION RIGHTS AGREEMENT]

     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.


MDSI MOBILE DATA SOLUTIONS INC.


By: ----------------------------------
    Signature of Authorized Signatory

Name: ----------------------------------

Title: ---------------------------------

                                         THE SHAREHOLDER


                                         By:

                                         Name: --------------------------------
                                         Title:  ------------------------------
                                         Address:  ----------------------------
                                         Phone:  ------------------------------
                                         Fax:  --------------------------------


Shares beneficially owned:

                    shares of Company common stock

                    shares of Company common stock issuable upon exercise of outstanding options or warrants

                                    EXHIBIT A

                                IRREVOCABLE PROXY

     The undersigned Shareholder of Connectria Corporation, a Missouri corporation (the "Company"), hereby irrevocably (to the fullest extent permitted by law) appoints Kenneth Miller, Robert Cruickshank and Glenn Kumoi, and each of them, as the sole and exclusive attorneys and proxies of the undersigned, with full power of substitution and resubstitution, to vote and exercise all voting and related rights (to the full extent that the undersigned is entitled to do
so) with respect to all of the shares of capital stock of the Company that now are or hereafter may be beneficially owned by the undersigned, and any and all other shares or securities of the Company issued or issuable in respect thereof on or after the date hereof (collectively, the "Shares") in accordance with the terms of this Proxy. The Shares beneficially owned by the undersigned Shareholder of the Company as of the date of this Proxy are listed on the final page of this Proxy. Upon the undersigned's execution of this Proxy, any and all prior proxies given by the undersigned with respect to any Shares are hereby revoked and the undersigned agrees not to grant any subsequent proxies with respect to the Shares until after the Expiration Date (as defined below).

     This Proxy is  irrevocable  (to the fullest  extent  permitted  by Missouri law), is coupled with an interest and is granted pursuant to that certain Voting and Lockup Agreement of even date herewith by and among MDSI Mobile Data Solutions Inc., a Canadian corporation ("MDSI") and the undersigned Shareholder (the "Voting and Lockup Agreement"), and is granted in consideration of MDSI entering into that certain Agreement and Plan of Reorganization (the "Reorganization Agreement"), among MDSI, MDSI Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of MDSI ("Merger Sub"), the Company, and certain Principal Shareholders of the Company. The Reorganization Agreement provides for the merger of Merger Sub with and into the Company in accordance with its terms (the "Merger"). As used herein, the term "Expiration Date" shall mean the earlier to occur of (i) such date and time as the Reorganization Agreement shall have been validly terminated pursuant to Section 8 thereof or (ii) such date and time as the Merger shall become effective in accordance with the terms and provisions of the Reorganization Agreement. Capitalized terms not defined herein shall have the meanings ascribed to them in the Reorganization Agreement.

     The attorneys and proxies named above, and each of them, are hereby authorized and empowered by the undersigned, at any time prior to the Expiration Date, to act as the undersigned's attorney and proxy to vote the Shares, and to exercise all voting, consent and similar rights of the undersigned with respect to the Shares (including, without limitation, the power to execute and deliver written consents) at every annual, special or adjourned meeting of Shareholders of the Company and in every written consent in lieu of such meeting in favor of approval of the Reorganization Agreement and the Merger, in favor of each of the other transactions contemplated by the Reorganization Agreement, in favor of any matter that could reasonably be expected to facilitate the Merger and against any matter that is inconsistent with the prompt consummation of the Merger or other transactions contemplated by the Reorganization Agreement.

     The attorneys and proxies named above may not exercise this Proxy on any other matter except as provided above. The undersigned Shareholder may vote the Shares on all other matters.

     Any obligation of the undersigned hereunder shall be binding upon the successors and assigns of the undersigned.

     This Proxy is irrevocable (to the fullest extent permitted by Missouri law) as it is coupled with an interest. This Proxy shall terminate, and be of no further force and effect, automatically upon the Expiration Date.

         Dated: _____________, 2000


                                    -------------------------------------------
                                    Signature of Shareholder:

                                    -------------------------------------------
                                    Print Name of Shareholder:

                                     Shares beneficially owned:

                                     ________ shares of the Company common stock

                                     ________ shares of the Company common stock issuable upon exercise of outstanding options or warrants